UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 3, 2017

PORTSMOUTH SQUARE, INC.

(Exact name of registrant as specified in its charter)

California	0-4057	94-1674111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Glendon Avenue, Suite PH-1, Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 889-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Fiscal 2016 Annual Meeting of the Shareholders of Portsmouth Square, Inc. (the “Company”) was held on March 3, 2017 at the Hilton San Francisco Financial District, 750 Kearny Street, San Francisco, California. At that meeting, all of management’s nominees: John V. Winfield, Jerold R. Babin, John C. Love and William J. Nance were elected as Directors of the Company to serve until the next Annual Meeting. At the Annual Meeting, the shareholders also voted in favor of the ratification of the Audit Committee’s selection of Hein and Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.

The final tabulation of the votes follows:

Proposal (1) – Election of Directors:

Nominee	For	Withheld	Broker Non Votes

John V. Winfield	579,354	7,392	121,950
Jerold R. Babin	585,961	785	121,950
John C. Love	579,504	7,242	121,950
William J. Nance	579,504	7,242	121,950

Proposal (2) – Ratification of the Appointment of Hein and Associates LLP as The Company’s Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2017:

Votes For	Against	Abstain	Broker Non Votes

695,576	150	12,970	-

Proposal (3) – Approve, by non-binding vote, the compensation of the named executive officers:

Votes For	Against	Abstain	Broker Non Votes

536,988	935	48,823	121,950

Proposal (4) – Recommend, by non-binding vote, the frequency of shareholder votes on named executive officer compensation:

1 Year	2 year	3 Year	Abstain	Broker Non Votes

1,298	2,075	534,863	48,150	121,950

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTSMOUTH SQUARE, INC.

Dated: March 7, 2017	By:	/s/ David Nguyen
Treasurer and Controller

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